UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

River Hawk Aviation
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1023 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2007 River Hawk Aviation, Inc., a Nevada corporation, f/k/a Viva International (“River Hawk” or the “Company”) and River Hawk Aviation, a Delaware corporation based in San Antonio, Texas (hereinafter referred to as the “Seller”), entered into an agreement to amend (the “Amendment”) their Asset Purchase Agreement, as amended January 10, 2007 (the “Agreement”), previously reported on Form 8-K filed September 26, 2006 and on January 12, 2007.  The Amendment changes the consideration provided to the Seller by (i) substituting 2,000,000 shares of Series B Preferred stock for two promissory notes (the “Notes”) in the cumulative amount of Two million, five hundred thousand dollars ($2,500,000.00) and (ii) deleting a provision that had required One million dollars ($1,000,000) worth of the principal on the Notes to be repaid in prior to the Company acquiring complete dominion and control of the assets.  The Agreement continues to provide the Seller with 3,500,000 shares of Series A Preferred Stock.  (Complete text of the Amendment is filed herewith as Exhibit 10.12).

The Series B Preferred provides the Seller with an 8% annual coupon and with the option to either (a) elect to convert the Series B Preferred shares into common stock of the Company at a ratio of 1:1, on an all or nothing basis, or (b) put the Series B Preferred shares to the Company or the Company’s designee at a purchase price of One dollar ($1.00) per share (the “Conversion Price”) according to the following schedule (which schedule is derived pursuant to the Amendment and is not part of the filed certificate of designation), on an all or nothing basis: (1) 590,000 shares of Series B Preferred at any time following the completion of the Agreement (the “Closing”), (2) 470,000 shares of Series B Preferred at any time following twelve months from the Closing (3) 470,000 shares of Series B Preferred at any time following twenty-four months from the Closing, and (4) 470,000 shares of Series B Preferred at any time following thirty-six months from the Closing.

Additionally, the Amendment provides Company with the option to repurchase the Series B Preferred shares from the Seller at the Conversion Price, unless the Seller elects at such time to convert the shares into common stock of the Company.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 29, 2007, pursuant to the Amendment described above, the Agreement was closed and the Company acquired the assets of the Seller, including: all tangible personal property and all inventories, primarily including a SAAB 340A Aircraft and aircraft engines and other mechanical aviation components and parts; all seller contracts, all governmental authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to the Registrant; all data and records related to the operations of River Hawk, all of the intangible rights and property of River Hawk including its trade name; all insurance benefits, and claims of River Hawk against third parties relating to the assets (the “Assets”).

River Hawk provided as consideration 3,500,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock.

The Series A Preferred Stock provides the holder with 10 votes per share on any matter properly put forth to the shareholders of the Company and with certain liquidation preferences.  It is convertible at the holder’s election into common stock of the Company, at a ratio of 1:1.

The Series B Preferred provides the Seller with an 8% annual coupon and with the option to either (a) elect to convert the Series B Preferred shares into common stock of the Company at a ratio of 1:1, on an all or nothing basis, or (b) to put the Series B Preferred shares to the Company or the Company’s designee at a purchase price of One dollar ($1.00) per share (the “Conversion Price”) according to the following schedule (which schedule is derived pursuant to the amendment and is not part of the filed certificate of designation), on an all or nothing basis(1) 590,000 shares of Series B Preferred at any time following the completion of the Agreement (the “Closing”), (2) 470,000 shares of Series B Preferred at any time following twelve months from the Closing (3) 470,000 shares of Series B Preferred at any time following twenty-four months from the Closing, and (4) 470,000 shares of Series B Preferred at any time following thirty-six months from the Closing.

Additionally, the Amendment provides the Company with the option to repurchase the Series B Preferred shares from the Seller at the Conversion Price, unless the Seller elects at such time to convert the shares into common stock of the Company.

The Seller is an aviation parts and components supplier specializing in commuter aircraft parts and components as well as a provider of consulting services, marketing and appraisals to the aviation community.  The sole shareholder of River Hawk, Calvin Humphrey, was appointed to the board of directors of the Registrant in August 2006, prior to entry into the Agreement, as previously disclosed on a Form 8-K filed by the Registrant on August 25, 2006.  Mr. Humphrey was also appointed as the Chief Executive Officer of the Registrant in September of 2006, subsequent to entry into the original Agreement, as previously disclosed on a Form 8-K filed by the Registrant on October 4, 2006.

Section 8 – Other Events

Item 8.01 Other Events.

On August 29, 2007, the Company released the press release attached hereto as Exhibit 99.7.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)
Financial statements.  The financial statements of the Seller for the period preceding the consummation of the Agreement shall be filed in pursuant to Rule 3-05(b) of Regulation S-X within 71 days following this Form 8-K.

(b)	Pro forma financial information. Pro forma financial information, as required under pursuant to Rule 11 of Regulation S-X, shall be filed within 71 days following this Form 8-K.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.6	Amendment to Asset Purchase Agreement	Incorporated by reference to the Company’s Form 8-K filed September 26, 2006
10.7	First Amendment to the Asset Purchase Agreement	Incorporated by reference to the Company’s Form 8-K filed January 12, 2007
10.12	First Amendment to the Agreement and Plan of Merger	Filed Herewith
99.7	Press Release of August 29, 2007	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER HAWK AVIATION, INC.
(Company)

 /s/ Calvin Humphrey
By: Calvin Humphrey
Its: President
Date: August 29, 2007